                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                          COMPUTATION OF EARNINGS PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)



PRIMARY EARNINGS PER SHARE CALCULATIONS

                                                           Year ended       Three Months Ended          Six Months Ended
                                                          December 31,           June 30,                   June 30,
                                                   ---------------------  ----------------------    ------------------------
                                                     1995        1996        1996         1997         1996           1997
                                                   ---------  ----------  ----------    --------    ---------       --------
INCOME DATA :

     Net loss . . . . . . . . . . . . . . . . .    $(11,486)   $(100,986) $  (22,554)   $ (63,789)  $  (29,775)   $(126,655)

     Preferred stock dividends. . . . . . . . .      (1,204)      (1,204)       (301)        (301)        (602)        (602)
                                                   --------    ---------  ----------    ---------   ----------    ---------

     Net loss applicable to common shares . . .    $(12,690)   $(102,190) $  (22,855)   $ (64,090)  $  (30,377)   $(127,257)
                                                   --------    ---------  ----------    ---------   ----------    ---------
                                                   --------    ---------  ----------    ---------   ----------    ---------

COMMON AND COMMON EQUIVALENT SHARES:

     Weighted average common shares . . . . . .      35,562       40,548      40,432       41,604       40,404       41,265

     Equivalent common shares from warrants . .       -- (a)       -- (a)      -- (a)       -- (a)       -- (a)       -- (a)

     Equivalent common shares from stock
          options . . . . . . . . . . . . . . .       -- (a)       -- (a)      -- (a)       -- (a)       -- (a)       -- (a)
                                                   --------    ---------  ----------    ---------   ----------    ---------

     Common and common equivalent shares. . . .      35,562       40,548      40,432       41,604       40,404       41,265
                                                   --------    ---------  ----------    ---------   ----------    ---------
                                                   --------    ---------  ----------    ---------   ----------    ---------

EARNINGS PER COMMON SHARE:

     Net loss per common and common equivalent
         shares . . . . . . . . . . . . . . . .    $  (0.36)   $   (2.52) $    (0.57)   $   (1.54)   $  (0.75)    $  (3.08)
                                                   --------    ---------  ----------    ---------  ----------    ---------
                                                   --------    ---------  ----------    ---------  ----------    ---------




(a)   Excludes common stock equivalents which are antidilutive.

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                          COMPUTATION OF EARNINGS PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)




FULLY DILUTED EARNINGS PER SHARE CALCULATIONS

                                                           Year ended       Three Months Ended         Six Months Ended
                                                          December 31,           June 30,                  June 30,
                                                   ---------------------  ----------------------    ----------------------
                                                     1995        1996        1996         1997         1996        1997
                                                   ---------  ----------  ----------    --------    ---------    --------
INCOME DATA :

     Net loss applicable to common shares . . .    $(12,690)   $(102,190)   $(22,855)    $(64,090)   $(30,377)   $(127,257)
                                                   --------    ---------    --------     --------    --------    ---------
                                                   --------    ---------    --------     --------    --------    ---------

COMMON AND COMMON EQUIVALENT SHARES:

     Weighted average common shares . . . . . .      35,562       40,548      40,432       41,604      40,404       41,265

     Equivalent common shares from warrants . .       -- (a)       -- (a)      -- (a)       -- (a)      -- (a)       -- (a)

     Equivalent common shares from stock
         options. . . . . . . . . . . . . . . .       -- (a)       -- (a)      -- (a)       -- (a)      -- (a)       -- (a)

     Weighted average common shares from
         conversion of preferred stock. . . . .       -- (a)       -- (a)      -- (a)       -- (a)      -- (a)       -- (a)
                                                   --------    ---------    --------     --------    --------    ---------

     Common and common equivalent shares. . . .      35,562       40,548      40,432       41,604      40,404       41,265
                                                   --------    ---------    --------     --------    --------    ---------
                                                   --------    ---------    --------     --------    --------    ---------
EARNINGS PER COMMON SHARE:

     Net loss per common and common equivalent
          shares . . . . . . . . . . . . . . .     $  (0.36)   $   (2.52)   $  (0.57)    $  (1.54)   $  (0.75)   $   (3.08)
                                                   --------    ---------    --------     --------    --------    ---------
                                                   --------    ---------    --------     --------    --------    ---------



 (a) Excludes common stock equivalents and convertible preferred stock which are antidilutive.